EXHIBIT 99.1

Steelcase Reports Strong Revenue and Earnings Growth in Fourth Quarter

Continued Growth Projected for First Quarter

GRAND RAPIDS, Mich., March 23, 2011 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported fourth quarter revenue of $622.9 million and net income of $10.4 million, or $0.08 per share. Excluding net restructuring costs, adjusted earnings equaled $0.11 per share. Steelcase reported $551.9 million of revenue and a net loss of $(0.10) per share in the fourth quarter of the prior year.

Organic revenue growth in the fourth quarter was broad-based and totaled 24 percent over the prior year after adjusting for negative impacts of $(43) million from deconsolidations and approximately $(6) million related to unfavorable currency translation effects.

"We are very pleased with our results this quarter," said James P. Hackett, president and CEO.  "In our North America and International segments, organic revenue growth averaged over 24 percent and was broad-based across product categories and regions. The operating leverage achieved on the incremental sales continues to demonstrate our earnings power. "

Current quarter operating income of $19.6 million represents an improvement of $39.7 million over the prior year. Excluding restructuring costs and variable life COLI income, fourth quarter adjusted operating income of $26.7 million improved $38.7 million compared to the prior year driven largely by organic revenue growth and benefits of previous restructuring activities. Current quarter adjusted operating income also included a gain from the IDEO ownership transition of $9 million (net of incremental variable compensation expense), offset by a $4 million impairment charge related to an asset held for sale and $4 million of incremental variable compensation expense associated with a gain on sale of a facility in Canada which was recorded as a restructuring item.

Cost of sales improved to 70.0 percent of revenue in the current quarter compared with 71.3 percent in the prior year. Higher absorption of fixed costs associated with the revenue growth in the quarter and benefits from previous restructuring activities were partially offset by higher commodity costs and the impact of deconsolidating IDEO.

Operating expenses in the fourth quarter were $160.5 million compared with $168.4 million in the prior year which included the favorable impacts of variable life COLI income. Current quarter expenses decreased due to deconsolidation impacts and the gain associated with the IDEO ownership transition, partially offset by higher variable compensation expense and a current quarter impairment charge related to an asset held for sale.

Other income (expense), net of $4.9 million in the current quarter included a gain from the sale of an idle facility, as well as variable life COLI income, which is now recorded as a non-operating item given the designation of these assets as an additional source of corporate liquidity.

Income tax expense for the fourth quarter included a charge to reduce a previously recorded tax asset, offset in part by the retroactive reinstatement of the U.S. Research Tax Credit.

Cash, short-term investments and the cash surrender value of variable life company-owned life insurance (COLI) totaled $602.2 million and total debt was $547.1 million at the end of the fourth quarter. On February 3, 2011, the company completed the sale of $250 million aggregate principal amount of 6.375% senior notes due February 15, 2021. The company plans to use the net proceeds from the sale of the notes, together with available cash on hand, to repay the outstanding $250 million aggregate principal amount of its 6.5% senior notes due August 15, 2011.

The Board of Directors of Steelcase Inc. today declared a quarterly cash dividend of $0.06 per share to be paid on or before April 13, 2011 to shareholders of record as of April 1, 2011.

Fiscal 2011 Results

For fiscal 2011, the company recorded $2.44 billion of revenue and net income of $20.4 million, or $0.15 per share, which compares to $2.29 billion of revenue and a net loss of $(13.6) million, or $(0.10) per share, in fiscal 2010. Organic revenue growth was 12 percent over the prior year.

Operating income of $51.5 million for fiscal 2011 compared to an operating loss of $(11.5) million in fiscal 2010, which included $33.1 million of variable life COLI income.  Current year results included $(30.6) million of restructuring costs compared to $(34.9) million in the prior year.

"Our adjusted operating income for the fiscal year improved by more than $90 million from the prior year," said David C. Sylvester, vice president and CFO. "These results reflect the better than expected growth this year, as well as the efforts of our people around the world to improve the fitness of our business model."

Outlook

Orders grew by more than 20 percent in the North America and International segments in the fourth quarter, compared to the prior year. The company expects first quarter fiscal 2012 revenue to reflect typical seasonal patterns and be in the range of $575 to $600 million. This estimate includes an assumption of approximately $6 million from favorable currency translation effects compared to the prior year. The company reported revenue of $541.8 million in the first quarter of fiscal 2011, which included $35 million of revenue from IDEO, which is no longer consolidated. Adjusting for these impacts, the company projects organic revenue growth in the range of 12 to 17 percent over the prior year.

Steelcase expects to report results between $(0.04) and $0.00 per share for the first quarter of fiscal 2012, including restructuring costs of approximately $0.06 per share. These estimates also contemplate approximately $10 million of higher commodity costs compared to the prior year and approximately $4 million of incremental interest expense associated with the senior notes issued on February 3, 2011. Steelcase reported a net loss of $(0.08) per share in the first quarter of fiscal 2011 which included an $11.4 million charge resulting from healthcare reform legislation specifically related to the Medicare Part D Subsidy.

Mr. Hackett concluded, "Industry demand has grown significantly over the past few quarters despite traditional economic indicators showing only modest improvements. While we expect growth rates to moderate as our results begin to compare against the recent strength, we remain confident in our strategic focus on turning insights and innovation into growth -- by helping customers address how technology and other forces are reshaping how and where they work."

BUSINESS SEGMENT RESULTS
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Twelve Months Ended
	February 25,	February 26,	%	February 25,	February 26,	%
	2011	2010	Change	2011	2010	Change
Revenue
North America (1)	$ 348.8	$ 292.5	19.2%	$ 1,322.2	$ 1,237.4	6.9%
International (2)	199.6	163.7	21.9%	698.9	641.6	8.9%
Other (3)	74.5	95.7	(22.2%)	416.0	412.7	0.8%
Consolidated revenue	$ 622.9	$ 551.9	12.9%	$ 2,437.1	$ 2,291.7	6.3%

Operating income (loss)
North America	$ 11.9	$ (2.4)		$ 56.5	$ 56.4
International	0.1	(9.9)		(13.9)	(35.5)
Other	1.8	(3.7)		23.0	(14.6)
Corporate (4)	5.8	(4.1)		(14.1)	(17.8)
Consolidated operating income (loss)	$ 19.6	$ (20.1)		$ 51.5	$ (11.5)

Operating income percent	3.1%	(3.6%)		2.1%	(0.5%)

Business Segment Footnotes

1. The North America segment serves customers in the U.S. and Canada mainly through independent dealers. The North America segment includes a portfolio of integrated architecture, furniture and technology solutions marketed to corporate, government, healthcare, education and retail customers through the Steelcase, Turnstone, Details and Nurture by Steelcase brands.

2. The International segment serves customers outside of the U.S. and Canada primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.

3. The Other category includes the Coalesse Group, PolyVision and IDEO (through Q3 2011). The Coalesse Group consists of the Coalesse and Designtex brands.

4. Corporate expenses include unallocated portions of executive and shared services functions such as information technology, human resources, finance, legal, research and development and corporate facilities.

YEAR OVER YEAR ORGANIC REVENUE GROWTH BY SEGMENT
Q4 2011 vs. Q4 2010
	Steelcase Inc.	North America	International	Other category

Q4 2010 revenue, reported	$ 551.9	$ 292.5	$ 163.7	$ 95.7
Dealer deconsolidations	(14.0)	(14.0)	--	--
IDEO revenue	(29.0)	--	--	(29.0)
Currency translation effects*	(6.0)	2.0	(8.0)	--
Adjusted Q4 2010 revenue	502.9	280.5	155.7	66.7
Q4 2011 revenue, reported	622.9	348.8	199.6	74.5
Organic growth $	$ 120.0	$ 68.3	$ 43.9	$ 7.8
Organic growth %	24%	24%	28%	12%

* Currency translation effects represent the estimated net effect of translating Q4 2010 foreign currency revenues using the average exchange rates during Q4 2011.

YEAR OVER YEAR ORGANIC REVENUE GROWTH
Fiscal 2011 vs. Fiscal 2010
	Steelcase Inc.

Fiscal 2010 revenue, reported	$ 2,291.7
Dealer deconsolidations	(63.0)
IDEO revenue	(29.0)
Currency translation effects*	(21.0)
Adjusted Fiscal 2010 revenue	2,178.7
Fiscal 2011 revenue, reported	2,437.1
Organic growth $	$ 258.4
Organic growth %	12%

* Currency translation effects represent the estimated net tax effect of translating Q4 2010, Q3 2010, Q2 2010 and
Q1 2010 foreign currency revenues using the average exchange rate during Q4 2011, Q3 2011, Q2 2011 and
Q1 2011, respectively.

PROJECTED ORGANIC REVENUE GROWTH
Q1 2012 vs. Q1 2011
	Steelcase Inc.

Q1 2011 revenue, reported	$ 542
IDEO revenue	(35)
Currency translation effects*	6
Adjusted Q1 2011 revenue	513
Q1 2012 revenue, projected	575 - 600
Organic growth $	$ 62 - 87
Organic growth %	12% - 17%

* Currency translation effects represent the estimated net effect of translating Q1 2011 foreign currency revenues using the exchange rate at the end of Q4 2011.

STEELCASE INC.
ADJUSTED EARNINGS PER SHARE	Q4 2011

Earnings per share, reported	$ 0.08
Restructuring costs, net of tax, per share	0.03
Adjusted earnings per share	$ 0.11

ADJUSTED OPERATING INCOME (LOSS) (% OF REVENUE) BY SEGMENT
(in millions)

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 25, 2011		February 26, 2010		February 25, 2011		February 26, 2010

Revenue	$ 622.9	100.0%	$ 551.9	100.0%	$ 2,437.1	100.0%	$ 2,291.7	100.0%
Cost of sales	435.7	70.0	393.7	71.3	1,693.8	69.5	1,619.9	70.7
Restructuring costs	5.7	0.9	6.4	1.2	25.8	1.1	22.0	0.9
Gross profit	181.5	29.1	151.8	27.5	717.5	29.4	649.8	28.4
Operating expenses	160.5	25.8	168.4	30.5	661.2	27.1	648.4	28.3
Restructuring costs	1.4	0.2	3.5	0.6	4.8	0.2	12.9	0.6
Operating income (loss)	$ 19.6	3.1%	$ (20.1)	(3.6%)	$ 51.5	2.1%	$ (11.5)	(0.5%)
Add: restructuring costs	7.1	1.1	9.9	1.8	30.6	1.3	34.9	1.5
Less: variable life COLI income*	--	--	1.8	0.3	--	--	33.1	1.4
Adjusted operating income (loss)	$ 26.7	4.2%	$ (12.0)	(2.1%)	$ 82.1	3.4%	$ (9.7)	(0.4%)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

North America
	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 25, 2011		February 26, 2010		February 25, 2011		February 26, 2010

Revenue	$ 348.8	100.0%	$ 292.5	100.0%	$ 1,322.2	100.0%	$ 1,237.4	100.0%
Cost of sales	248.9	71.3	212.7	72.7	940.9	71.2	877.1	70.9
Restructuring costs	(0.1)	(0.0)	2.5	0.9	5.6	0.4	7.0	0.5
Gross profit	100.0	28.7	77.3	26.4	375.7	28.4	353.3	28.6
Operating expenses	88.1	25.3	79.1	27.1	318.4	24.0	293.5	23.7
Restructuring costs	--	--	0.6	0.1	0.8	0.1	3.4	0.3
Operating income (loss)	$ 11.9	3.4%	$ (2.4)	(0.8%)	$ 56.5	4.3%	$ 56.4	4.6%
Add: restructuring costs	(0.1)	(0.0)	3.1	1.0	6.4	0.5	10.4	0.8
Less: variable life COLI income*	--	--	1.8	0.6	--	--	32.9	2.7
Adjusted operating income (loss)	$ 11.8	3.4%	$ (1.1)	(0.4%)	$ 62.9	4.8%	$ 33.9	2.7%

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

International
	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 25, 2011		February 26, 2010		February 25, 2011		February 26, 2010

Revenue	$ 199.6	100.0%	$ 163.7	100.0%	$ 698.9	100.0%	$ 641.6	100.0%
Cost of sales	138.7	69.5	115.2	70.4	490.7	70.2	454.1	70.8
Restructuring costs	4.9	2.4	3.3	2.0	18.7	2.7	11.5	1.8
Gross profit	56.0	28.1	45.2	27.6	189.5	27.1	176.0	27.4
Operating expenses	54.6	27.3	52.7	32.2	201.1	28.8	204.9	31.9
Restructuring costs	1.3	0.7	2.4	1.4	2.3	0.3	6.6	1.0
Operating income (loss)	$ 0.1	0.1%	$ (9.9)	(6.0%)	$ (13.9)	(2.0%)	$ (35.5)	(5.5%)
Add: restructuring costs	6.2	3.1	5.7	3.4	21.0	3.0	18.1	2.8
Less: variable life COLI income*	--	--	--	--	--	--	--	--
Adjusted operating income (loss)	$ 6.3	3.2%	$ (4.2)	(2.6%)	$ 7.1	1.0%	$ (17.4)	(2.7%)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Other
	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 25, 2011		February 26, 2010		February 25, 2011		February 26, 2010

Revenue	$ 74.5	100.0%	$ 95.7	100.0%	$ 416.0	100.0%	$ 412.7	100.0%
Cost of sales	48.1	64.6	65.8	68.8	262.2	63.0	288.7	70.0
Restructuring costs	0.9	1.2	0.6	0.6	1.5	0.4	3.5	0.8
Gross profit	25.5	34.2	29.3	30.6	152.3	36.6	120.5	29.2
Operating expenses	23.6	31.7	32.5	33.9	127.6	30.7	132.2	32.0
Restructuring costs	0.1	0.1	0.5	0.6	1.7	0.4	2.9	0.7
Operating income (loss)	$ 1.8	2.4%	$ (3.7)	-- %	$ 23.0	5.5%	$ (14.6)	(3.5%)
Add: restructuring costs	1.0	1.3	1.1	1.2	3.2	0.8	6.4	1.5
Less: variable life COLI income*	--	--	--	--	--	--	--	--
Adjusted operating income (loss)	$ 2.8	3.7%	$ (2.6)	(2.7%)	$ 26.2	6.3%	$ (8.2)	(2.0%)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Corporate	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 25, 2011		February 26, 2010		February 25, 2011		February 26, 2010

Operating expenses	$ (5.8)		$ 4.1		$ 14.1		$ 17.8
Add: restructuring costs	--		--		--		--
Less: variable life COLI income*	--		--		--		0.2
Adjusted operating income (loss)	$ 5.8		$ (4.1)		$ (14.1)		$ (18.0)

* Variable life COLI income represents the net returns in cash surrender value, normal insurance expenses and any death benefit gains related to our investments in variable life company-owned life insurance policies.

Webcast

Steelcase will discuss fourth quarter fiscal year 2011 results and business outlook on a conference call and webcast at 10:00 a.m. EDT tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after the press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth, which represents the change in revenue over the prior year excluding currency translation effects and the impact of dealer deconsolidations and the IDEO ownership transition; (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring items and income associated with changes in the cash surrender value of variable life company-owned life insurance policies (variable life COLI income); and (3) adjusted earnings per share, which represents earnings per share, excluding restructuring costs, net of tax. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project" or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

Steelcase Inc. helps create great experiences - wherever work happens.  Our brands offer a comprehensive portfolio of workplace furnishings, products and services, inspired by nearly 100 years of insight gained serving the world's leading organizations. We are globally accessible through a network of channels, including over 650 dealers. We design for social, economic and environmental sustainability.  Steelcase is a global, publicly traded company leading our industry with fiscal 2011 revenue of $2.4 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7606

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	February 25,	February 26,	February 25,	February 26,
	2011	2010	2011	2010

Revenue	$ 622.9	$ 551.9	$ 2,437.1	$ 2,291.7
Cost of sales	435.7	393.7	1,693.8	1,619.9
Restructuring costs	5.7	6.4	25.8	22.0
Gross profit	181.5	151.8	717.5	649.8
Operating expenses	160.5	168.4	661.2	648.4
Restructuring costs	1.4	3.5	4.8	12.9
Operating income (loss)	19.6	(20.1)	51.5	(11.5)
Interest expense	(5.4)	(4.7)	(19.3)	(18.2)
Other income (expense), net	4.9	(0.6)	19.2	(1.4)
Income (loss) before income taxes	19.1	(25.4)	51.4	(31.1)
Income tax expense (benefit)	8.7	(11.8)	31.0	(17.5)
Net income (loss) - Reported	$ 10.4	$ (13.6)	$ 20.4	$ (13.6)

Basic and diluted per share data:
Basic earnings per share - Reported	$ 0.08	$ (0.10)	$ 0.15	$ (0.10)
Diluted earnings per share - Reported	$ 0.08	$ (0.10)	$ 0.15	$ (0.10)
Dividends declared and paid per common share	0.04	0.04	0.16	0.16
Weighted average shares outstanding - basic	132.8	132.8	132.9	132.9
Weighted average shares outstanding - diluted	132.8	132.8	132.9	132.9

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	February 25,	February 26,
ASSETS	2011	2010
Current assets:
Cash and cash equivalents	$ 141.1	$ 111.1
Short-term investments	350.8	68.2
Accounts receivable, net	271.0	242.5
Deferred income taxes	62.9	49.6
Inventories	127.1	98.4
Other current assets	65.2	65.7
Total current assets	1,018.1	635.5

Property and equipment, net	345.8	415.7
Company-owned life insurance	223.1	209.6
Deferred income taxes	132.2	144.5
Goodwill and other intangible assets, net	196.5	208.8
Other assets	86.6	63.1
Total assets	$ 2,002.3	$ 1,677.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 193.9	$ 159.2
Short-term borrowings and current portion of long-term debt	255.5	7.4
Accrued expenses:
Employee compensation	136.3	99.1
Other	156.9	146.9
Total current liabilities	742.6	412.6

Long-term liabilities:
Long-term debt less current maturities	291.3	293.4
Employee benefit plan obligations	170.0	189.5
Other long-term liabilities	80.0	84.1
Total long-term liabilities	541.3	567.0
Total liabilities	1,283.9	979.6

Shareholders' equity:
Common stock	48.5	57.0
Additional paid-in capital	20.2	8.2
Accumulated other comprehensive loss	0.6	(17.9)
Retained earnings	649.1	650.3
Total shareholders' equity	718.4	697.6
Total liabilities and shareholders' equity	$ 2,002.3	$ 1,677.2

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Year Ended
	February 25,	February 26,
	2011	2010

OPERATING ACTIVITIES
Net income (loss)	$ 20.4	$ (13.6)
Depreciation and amortization	64.4	74.2
Changes in cash surrender value of company-owned life insurance	(13.5)	(38.0)
Changes in deferred income taxes	0.1	(18.2)
(Gain) loss on disposal and fixed asset impairment	(5.7)	3.4
Gain from IDEO ownership transition	(13.2)	--
Changes in accounts receivable, net, inventories and accounts payable	(60.6)	61.9
Changes in employee compensation liabilities	41.7	(62.0)
Changes in other operating assets and liabilities	13.1	(20.7)
Other, net	21.9	2.1
Net cash provided by (used in) operating activities	68.6	(10.9)

INVESTING ACTIVITIES
Capital expenditures	(46.0)	(35.2)
Proceeds from the disposal of fixed assets	44.9	9.4
Purchases of short-term investments	(312.0)	(4.7)
Liquidations of short-term investments	35.6	15.6
Proceeds from IDEO ownership transition	29.8	--
Other, net	(6.6)	4.9
Net cash used in investing activities	(254.3)	(10.0)

FINANCING ACTIVITIES
Borrowings of long-term debt	250.0	47.0
Dividends paid	(21.6)	(26.9)
Common stock repurchases	(10.8)	(4.6)
Other, net	(3.5)	(2.5)
Net cash provided by financing activities	214.1	13.0
Effect of exchange rate changes on cash and cash equivalents	1.6	1.4

Net increase (decrease) in cash and cash equivalents	30.0	(6.5)
Cash and cash equivalents, beginning of period	111.1	117.6
Cash and cash equivalents, end of period	$ 141.1	$ 111.1
CONTACT: Investor Contact:
         Raj Mehan
         Investor Relations
         (616) 698-4734

         Media Contact:
         Laura VanSlyke
         Public Relations
         (616) 247-2747